Exhibit 10.14

EXECUTION COPY

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2010, by and between BEN Holdings, Inc., a Delaware corporation (the “Company”), and                      (“Executive”).

WHEREAS, the Company and Executive entered into that certain Class B Common Share Purchase Agreement, dated as of the date hereof, pursuant to which Executive purchased from the Company shares of the Company’s Class B Common Stock (the “Acquired Shares”);

WHEREAS, Executive has timely made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Acquired Shares (the “Section 83(b) Election”); and

WHEREAS, as owner of the Acquired Shares, Executive has agreed to indemnify the Company and its affiliates against certain costs and liabilities associated with the Acquired Shares and the Section 83(b) Election.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Agreement to Indemnify. Executive agrees to indemnify the Company and its direct and indirect parent companies, subsidiaries and affiliates (the “Company Group”) for all Indemnified Taxes (including all penalties and interest thereon) and all attorneys’ fees and other costs and expenses associated therewith incurred by any member of the Company Group.

For purposes of this Agreement, “Indemnified Taxes” means all United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, together with all estimated taxes, additions to tax, penalties and interest that are imposed on or in respect of, or payable by, Executive under applicable law in connection with, or related to, the acquisition, vesting, holding or disposition of the Acquired Shares or the Section 83(b) Election (such acquisition, vesting, holding or disposition of the Acquired Shares or the Section 83(b) Election, the “Acquisition of the Acquired Shares”), including, without limitation, income or employment taxes required to be withheld by any member of the Company Group under applicable law (but excluding the FICA excise taxes imposed on the Company Group by Section 3111 of the Code) and penalties and interest charges imposed in respect thereof (as well as penalties and interest imposed in respect of any FICA excise taxes imposed on the Company Group by Section 3111 of the Code), in each case, in connection with, or related to, the Acquisition of the Acquired Shares by Executive.

For avoidance of doubt, “Indemnified Taxes” does not include United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration or other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, estimated taxes, additions to tax, penalties or interest that are imposed on, or are payable by, a member of the Company Group other than in connection with, or related to, the Acquisition of the Acquired Shares by Executive.

2. Certain Covenants of Executive. Executive hereby covenants and agrees that:

(a) In the event any member of the Company Group incurs any Indemnified Tax, Executive agrees to promptly pay the amount of such Indemnified Tax in cash within 15 days of written notice from the Company, and Executive authorizes the Company Group to take all actions necessary or appropriate to secure such payment, including withholding such amounts from payments otherwise due to Executive. Executive further agrees to fund any indemnity or other security that any member of the Company Group is required or agrees to provide for any Indemnified Tax for which such member could be responsible.

(b) Promptly upon the request of the Company, Executive shall do or cause to be done all commercially reasonably acts and things, and in connection therewith, execute, deliver and file all documents (including, without limitation, all statements or other forms), necessary or appropriate in order to claim, obtain, secure, substantiate or otherwise support the exemption of actual or deemed payments to Executive in connection with the Acquired Shares and the Section 83(b) Election from withholding.

(c) If any taxing authority notifies Executive with respect to any action, suit, proceeding (administrative or judicial) or other matter that may give rise to a claim for indemnification under this Agreement, then Executive shall promptly notify Company in writing and shall thereafter keep the Company (and its counsel) fully advised and informed as to the status of each such action, suit, proceeding or other matter at all stages thereof and shall provide the Company (and its counsel) with copies of all items and materials, including, without limitation, correspondence, memoranda, schedules, working papers, reports and other documents, received from, or provided to, each such taxing authority in connection with each such action, suit, proceeding or other matter.

3. Calculation of Indemnification Payments. The amount of any indemnification payment otherwise payable by Executive under this Agreement shall be reduced by the amount of the net tax benefit, if any, actually realized in the tax year in which Executive’s indemnification obligation arises (or in any prior tax year) by the Company or a member of the Company Group in connection with the liability giving rise to such indemnification payment and the payment of the indemnification obligation by Executive.

4. Audit of Executive. In the event of the assertion of any claim, or the commencement of any suit, action or proceeding, against Executive by a taxing authority in respect of taxes related to the Acquisition of the Acquired Shares by Executive, Executive shall assume the defense of any such claim, suit, action or proceeding (including any tax audit) and

Executive shall control the proceedings in connection therewith. Executive shall inform the Company of the claim, suit, action or proceeding. Unless otherwise required by a Final Determination, the Company shall use commercially reasonable efforts to cooperate in good faith in Executive’s defense of the claim, suit, action or proceeding, including that the Company shall not take a position in any tax return that would be inconsistent with valuation information the Company previously provided to Executive with respect to the Acquisition of Acquired Shares by Executive that is the subject of the claim, suit, action or proceeding. For this purpose, “Final Determination” means any final determination of liability in respect of an Indemnified Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a “determination” as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD.

5. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and warranties regarding the same.

6. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7. Delivery by Facsimile and Electronically. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

8. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

9. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

10. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Executive. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

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IN WITNESS HEREOF, the parties hereto have entered into and executed this Indemnification Agreement as on the date first written above.

BEN HOLDINGS, INC.

By:
Its:

Signature Page to Tax Indemnification Agreement

IN WITNESS HEREOF, the parties hereto have entered into and executed this Indemnification Agreement as on the date first written above.

Signature Page to Tax Indemnification Agreement